UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2013

INOVA TECHNOLOGY, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other events

Trading update

As previously announced our stock split has been approved by the Board, the State of Nevada, counsel, the Transfer Agent, the SEC and FINRA. The Company is now waiting for DTC to replace the old certificates with new certificates that match the Company's new CUSIP. DTC has not provided a firm completion date but did indicate that this process usually takes several days. We will provide an update to investors when DTC completes the process.

The Company will resume providing investor updates through press releases when the stock resumes trading.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: June 19, 2013	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer